Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of June 1, 2015, among A. Schulman, Inc., a Delaware corporation (the “Issuer”), each of the subsidiaries of the Issuer listed on Annex A hereto (each a “Guaranteeing Subsidiary” and collectively the “Guaranteeing Subsidiaries) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 26, 2015, providing for the issuance of an unlimited aggregate principal amount of 6.875% Senior Notes due 2023 (the “Notes”);

WHEREAS, pursuant to Section 10.1 of the Indenture, the Issuer has notified the Trustee that each Guaranteeing Subsidiary shall become a Guarantor and execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture;

WHEREAS, each Guaranteeing Subsidiary has duly authorized the execution and delivery of this Supplemental Indenture to provide its Note Guarantee in accordance with Article 10.1 of the Indenture and all things necessary to make this Supplemental Indenture, the Indenture, and the Note Guarantee of each Guaranteeing Subsidiary valid and binding agreements of each Guaranteeing Subsidiary, in accordance with the terms thereof, have been done; and

WHEREAS, the Issuer has provided to the Trustee such documents as are required to be provided to it under Section 10.1 of the Indenture, has requested the Trustee to join with it and each Guaranteeing Subsidiary in the execution and delivery of this Supplemental Indenture, and pursuant to Section 10.1 of the Indenture, the Issuer, the Guaranteeing Subsidiaries, and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. Each Guaranteeing Subsidiary hereby agrees to be a Guarantor under this Indenture, to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof. The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to ensure that it does not constitute a fraudulent conveyance or fraudulent transfer under applicable law.

3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

1

4. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTEEING SUBSIDIARIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of each Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guaranteeing Subsidiaries. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

A. SCHULMAN, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Vice President, Chief Legal Officer and Secretary

HGGC CITADEL PLASTICS HOLDINGS, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

HGGC CITADEL PLASTICS INTERMEDIATE HOLDINGS, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

CITADEL PLASTICS HOLDINGS, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

CITADEL INTERMEDIATE HOLDINGS, LLC

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

THE MATRIXX GROUP, INCORPORATED

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

BULK MOLDING COMPOUNDS, INC.

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

[Signature Page to Supplemental Indenture]

HPC HOLDINGS, LLC

By:	/s/ David C. Minc
	Name:	David C. Minc
	Title:	Secretary

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Holly H. Pattison
	Name:	Holly H. Pattison
	Title:	Vice President

Annex A

HGGC Citadel Plastics Holdings, Inc., a Delaware corporation

HGGC Citadel Plastics Intermediate Holdings, Inc., a Delaware corporation

Citadel Plastics Holdings, Inc., a Delaware corporation

Citadel Intermediate Holdings, LLC, a Delaware limited liability company

The Matrixx Group, Incorporated, an Indiana corporation

Bulk Molding Compounds, Inc., an Illinois corporation

HPC Holdings, LLC, a Delaware limited liability company